Exhibit 99.1
BigBear.ai Announces 16% Year-over-Year Revenue Growth in First Quarter 2023 and Reporting Segment Changes

Strategic partnership announced with L3Harris and BigBear.ai to deliver artificial intelligence (AI) and autonomous surface vessel (ASV) capabilities for current and future defense programs

Reiterating FY Guidance of Revenue between $155 million and $170 million

COLUMBIA, MD – May 9, 2023 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered decision intelligence solutions, today announced financial results for the first quarter of 2023.

Financial Highlights
•Revenue grew 15.8% to $42.2 million for the first quarter of 2023, compared to $36.4 million for the first quarter of 2022.
•Gross margin of 24.2% in the first quarter of 2023, a decrease from 27.1% in the first quarter of 2022, was primarily driven by incremental costs on the Global Force Information Management (GFIM) Phase 2 contract.
•Net loss of $26.2 million for the first quarter of 2023, which includes $10.6 million of non-cash expense related to the change in fair value of PIPE warrants that were issued in January 2023, $3.8 million of equity-based compensation expense, and $0.8 million related to restructuring charges, compared to a net loss of $18.8 million for the first quarter of 2022.
•Non-GAAP Adjusted EBITDA* of $(3.8) million for the first quarter of 2023 compared to $(2.9) million for the first quarter of 2022.
•Net cash used in operating activities was $12.0 million, compared to $7.5 million in the first quarter of 2022, due to the timing of contract awards and vendor payments.
•Universal shelf registration statement filed in April 2023 to offer up to $500 million of securities, which will help facilitate our ability to quickly access the capital markets and bolster our overall financial profile.
•Ending backlog of $197 million.

New Business Developments
•BigBear.ai + L3Harris Teaming Agreement: Under the agreement, BigBear.ai will be the exclusive provider to L3Harris of computer vision, predictive analytics and event alerting analytics applications for autonomous surface vessels and their associated shore-based C2 maritime operations systems for the Department of Defense (DoD).
•International Maritime Exercise 23 (IMX 23): As a continuation to our support during the U.S. Navy’s Digital Horizon event in December 2022, BigBear.ai successfully demonstrated its AI/Machine Learning (ML)-powered decision support solution at IMX 23 with Task Force 59. BigBear.ai’s solution provides analysts and decision-
*Refer to the “Non-GAAP Financial Measures” section in this press release.

makers with real-time situational awareness, predictive forecasts, and computer vision capabilities using ML-augmented algorithms and analytics.
•Tradewind: BigBear.ai is announcing the addition of two of our solutions to the Department of Defense’s Chief Digital and Artificial Intelligence Office’s Tradewind Initiative. Tradewind is a marketplace for DoD leaders to rapidly source, fund, and develop solutions in the AI/ML, digital, and data analytics space. Observe, a massive, distributed, data collection capability focused on capturing publicly available information at scale, and our AI/ML-based forecasting, situational awareness analytics, and computer vision capabilities originally developed for autonomous systems will now be widely available for many other DoD use cases.
•Leadership Updates: As we continue to grow and expand our impact across key markets, we are excited to announce the appointment of Norm Laudermilch as Chief Operating Officer and the promotion of Greg Goldwater to Chief Growth Officer.

BigBear.ai CEO Mandy Long said, “We continue to execute and are excited by the opportunities that lie ahead. We believe 2023 will continue to be a foundational year for us as we mature and scale, not only in our operational rigor, but in the experienced leadership that we bring to the team following our additions of Norm and Greg. We are grateful for the opportunity to deepen our relationship with L3Harris, and together we are well-positioned to support customers in delivering clarity for the world’s most complex decisions.”

BigBear.ai CFO Julie Peffer said, “In the first quarter, we achieved approximately 16% year-over-year revenue growth driven by key programs with the U.S. Army including GFIM Phase 2. Our disciplined approach to reducing operating costs helped support lowered overall expenses for the quarter. Additionally, we filed a universal shelf registration statement to offer up to $500 million of securities, which will allow us to more easily access capital markets moving forward to support organic and inorganic growth. We expect these key factors will help position us to deliver sustainable revenue growth in the future.”

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Reporting Segments Changes

Effective for the first quarter of 2023, the Company consolidated its two legacy reportable segments, Cyber & Engineering and Analytics, into one reporting segment. The segment reporting changes reflect a corresponding change in how the Company’s chief operating decision maker, who is our CEO, manages our operations for purposes of allocating resources and evaluating performance.

BigBear.ai CEO Mandy Long said, "Our new reporting structure is better aligned to our current operational structure and allows for a more targeted approach for investment decisions and to focus on our current initiatives to drive results.”

Management will discuss the segment reporting change during the Company’s first quarter earnings call on Tuesday, May 9, 2023 at 5:00 p.m. ET.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

For the year-ended December 31, 2023, the Company continues to project:
•Revenue between $155 million and $170 million
•Single Digit Negative Adjusted EBITDA*, in millions
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Quarters Ended
March 31, 2023 and March 31, 2022
(Unaudited)

	Three Months Ended March 31,
$ thousands (expect per share amounts)	2023	2022
Revenues	$42,154	$36,390
Cost of revenues	31,941	26,523
Gross margin	10,213	9,867
Operating expenses:
Selling, general and administrative	20,362	22,020
Research and development	1,128	2,874
Restructuring charges	755	—
Transaction expenses	—	1,399
Operating loss	(12,032)	(16,426)
Interest expense	3,556	3,555
Net increase (decrease) in fair value of derivatives	10,567	(1,263)
Other expense	—	30
Loss before taxes	(26,155)	(18,748)
Income tax expense	59	77
Net loss	$(26,214)	$(18,825)

Basic and diluted net loss per share	$(0.19)	$(0.14)

EBITDA* and Adjusted EBITDA* for the Quarters Ended
March 31, 2023 and March 31, 2022
(Unaudited)

	Three Months Ended March 31,
$ thousands	2023	2022
Net loss	$(26,214)	$(18,825)
Interest expense	3,556	3,555
Income tax expense	59	77
Depreciation and amortization	1,986	1,772
EBITDA	(20,613)	(13,421)
Adjustments:
Equity-based compensation	3,805	3,858
Employer payroll taxes related to equity-based compensation(1)	183	—
Net increase (decrease) in fair value of derivatives(2)	10,567	(1,263)
Restructuring charges(3)	755	—
Non-recurring strategic initiatives(4)	1,508	—
Non-recurring integration costs(5)	—	2,375
Capital market advisory fees(6)	—	703
Commercial start-up costs(7)	—	3,427
Transaction expenses(8)	—	1,399
Adjusted EBITDA	$(3,795)	$(2,922)

(1)	Includes employer payroll taxes due upon the vesting of restricted stock units granted to employees.
(2)	The increase in fair value of derivatives in the first quarter of 2023 primarily relates to changes in the fair value of the PIPE warrants that were issued during the first quarter of 2023. The decrease in fair value of derivatives during the first quarter of 2022 primarily relates to Forward Share Purchase Agreements that were entered into prior to the closing of our business combination on December 7, 2021 (the “Business Combination”) and were fully settled during the first quarter of 2022.
(3)	In the first quarter of 2023, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(4)	Non-recurring professional fees related to the execution of certain strategic initiatives of the Company.
(5)	Non-recurring internal integration costs related to the Business Combination.
(6)	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
(7)	Commercial start-up costs include certain non-recurring expenses associated with tailoring the Company’s products for commercial customers and use cases.
(8)	The Company incurred transaction expenses related to the acquisition of ProModel Corporation, which closed on April 7, 2022.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
March 31, 2023 and December 31, 2022
(Unaudited)

$ in thousands	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$21,827	$12,632
Accounts receivable, less allowance for doubtful accounts	32,678	30,091
Contract assets	2,427	1,312
Prepaid expenses and other current assets	8,775	10,300
Total current assets	65,707	54,335
Non-current assets:
Property and equipment, net	1,308	1,433
Goodwill	48,683	48,683
Intangible assets, net	83,816	85,685
Deferred tax assets	51	51
Right-of-use assets	4,491	4,638
Other non-current assets	509	483
Total assets	$204,565	$195,308

Liabilities and equity
Current liabilities:
Accounts payable	$10,508	$15,422
Short-term debt, including current portion of long-term debt	1,296	2,059
Accrued liabilities	18,271	13,366
Contract liabilities	2,347	2,022
Current portion of long-term lease liability	810	806
Derivative liabilities	25,469	—
Other current liabilities	2,136	2,085
Total current liabilities	60,837	35,760
Non-current liabilities:
Long-term debt, net	192,807	192,318
Long-term lease liability	4,906	5,092
Deferred tax liabilities	54	—
Other non-current liabilities	—	10
Total liabilities	258,604	233,180

Stockholders’ deficit:
Common stock	16	14
Additional paid-in capital	282,573	272,528
Treasury stock, at cost 9,952,803 shares at March 31, 2023 and December 31, 2022	(57,350)	(57,350)
Accumulated deficit	(279,278)	(253,064)
Total stockholders’ deficit	(54,039)	(37,872)
Total liabilities and stockholders’ deficit	$204,565	$195,308

Consolidated Statements of Cash Flows for the Three Months Ended
March 31, 2023 and March 31, 2022
(Unaudited)

	Three Months Ended March 31,
$ in thousands	2023	2022
Cash flows from operating activities:
Net loss	$(26,214)	$(18,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,986	1,772
Amortization of debt issuance costs	500	523
Equity-based compensation expense	3,805	3,858
Non-cash lease expense	(35)	—
Provision for doubtful accounts	882	—
Deferred income tax expense	54	174
Net increase (decrease) in fair value of derivatives	10,567	(1,263)
Loss on sale of property and equipment	8	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(3,469)	1,981
Increase in contract assets	(1,115)	(2,306)
Decrease in prepaid expenses and other assets	1,488	432
(Decrease) increase in accounts payable	(4,914)	1,150
Increase in accrued liabilities	4,066	6,307
Increase (decrease) in contract liabilities	325	(1,415)
Increase in other liabilities	49	83
Net cash used in operating activities	(12,017)	(7,529)
Cash flows from investing activities:
Purchases of property and equipment	—	(359)
Net cash used in investing activities	—	(359)
Cash flows from financing activities:
Proceeds from issuance of Private Placement shares, net	21,975	—
Repurchase of shares as a result of forward share purchase agreements	—	(100,896)
Repayment of short-term borrowings	(763)	(1,159)
Net cash provided by (used in) financing activities	21,212	(102,055)
Net increase (decrease) in cash and cash equivalents	9,195	(109,943)
Cash and cash equivalents and restricted cash at the beginning of period	12,632	169,921
Cash and cash equivalents and restricted cash at the end of the period	$21,827	$59,978

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; changes in our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; our ability to realize the benefits of the strategic partnerships; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the coronavirus outbreak; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as net (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, employer payroll taxes related to equity-based compensation, net increase (decrease) in fair value of derivatives, restructuring charges, non-recurring integration costs, capital market advisory fees, commercial start-up costs, and transaction expenses. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net (loss), the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net (loss) income or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net (loss) income.

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.

Conference Call / Webcast Information

BigBear.ai will host its earnings results conference call and audio webcast (listen-only mode) on Tuesday, May 9, 2023 at 5:00 p.m. ET. The earnings conference call can be accessed by calling 888-428-7458 (toll-free) or 862-298-0702 (toll). The listen-only audio webcast of the call will be available on the BigBear.ai Investor Relations website: https://ir.bigbear.ai. For those who are unable to listen to the live event, a replay will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13738143. To access the webcast replay, visit https://ir.bigbear.ai.

About BigBear.ai

BigBear.ai’s mission is to deliver clarity for the world’s most complex decisions. BigBear.ai’s AI-powered decision intelligence solutions are leveraged in three core markets, including global supply chains & logistics, autonomous systems and cyber. BigBear.ai’s customers, which include the US Intelligence Community, Department of Defense, the US Federal Government, as well as complex manufacturing, distribution, and healthcare, rely on BigBear.ai’s solutions to empower leaders to decide on the best possible scenario by creating order from complex data, identifying blind spots, and building predictive outcomes. Headquartered in Columbia, Maryland, BigBear.ai is a global, public company traded on the NYSE under the symbol BBAI. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

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Contacts

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investors@bigbear.ai

Media Contact
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media@bigbear.ai

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